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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
XPLOR Energy, Inc.:

We consent to the inclusion of our report dated April 9, 1999, with respect to the consolidated balance sheets of XPLOR Energy, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K of Harken Energy Corporation.


KPMG LLP


Houston, Texas
October 29, 1999